EX-99.1

Contacts:
Investor Relations	Michèle Szynal
iRobot Corp.	Corporate Communications
(781) 430-3003	iRobot Corp.
investorrelations@irobot.com	(508) 751-2689
mszynal@irobot.com

iRobot Reports Third-Quarter 2025 Financial Results

BEDFORD, Mass. - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended September 27, 2025.
“Our third-quarter revenue fell well below our internal expectations due to continuing market headwinds, ongoing production delays, and unforeseen shipping disruptions,” said Gary Cohen, iRobot CEO. “This shortfall increased cash usage and pressured profitability, as we were unable to fully leverage our fixed cost base.”
Third Quarter 2025 Financial Results (in millions, except per share amounts and percentages)

	Q3 2025	Q3 2024
Revenue	$145.8	$193.4
GAAP Gross Margin	31.0%	32.2%
Non-GAAP Gross Margin	31.2%	32.4%
GAAP Operating Expenses	$62.9	$55.1
Non-GAAP Operating Expenses	$55.4	$47.7
GAAP Operating (Loss) Income	($17.7)	$7.3
Non-GAAP Operating (Loss) Income	($9.9)	$15.1
GAAP Net Loss Per Share	($0.62)	($0.21)
Non-GAAP Net (Loss) Income Per Share	($0.23)	$0.03
Balance Sheet and Operational Highlights
•As of September 27, 2025, the Company’s cash and cash equivalents totaled $24.8 million, compared with $40.6 million as of June 28, 2025. As of September 27, 2025, the Company had an additional $5.0 million in restricted cash, which was fully drawn on September 30, 2025. At this time, Company has no sources upon which it can draw for additional capital.
•As of September 27, 2025, the Company’s inventory totaled $140.9 million, compared with $149.2 million in the third quarter of 2024.
•In the third quarter of 2025, revenue declined 33% in the U.S., declined 13% in EMEA and declined 9% in Japan over the prior-year period. Excluding the foreign currency impact, EMEA revenue declined 14% while Japan remained flat over the prior-year period.

•Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 74% of total robot sales in the third quarter of 2025 versus 79% from the same period last year.
Strategic Review Process
The Company refers investors to its Form 10-Q filed with the SEC on November 6, 2025 for details regarding its previously announced strategic review process.
About iRobot
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s profitability and near-term capital requirements, and the strategic review process. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain new capital in the near term, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the Company’s operational restructuring will harm its business, including current plans and operations; (vi) the ability of the Company to retain and hire skilled personnel; (vii) loss of any key employee; (viii) failure of the Company’s primary contract manufacturer to meet the Company’s requirements; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xiv) current supply chain challenges; (xv) the financial strength of the Company’s customers and retailers; (xvi) the impact of any applicable tariffs on goods imported into the

United States; (xvii) competition; (xviii) cybersecurity risks; (xix) failure to obtain additional waivers from the Company’s lenders of the Company’s obligation to comply with certain covenants under the Company’s credit agreement; and (xx) the results and impact of the Board’s strategic review of alternatives for the business, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.
###
iRobot Contacts
Public Relations: mszynal@irobot.com
Investor Relations: InvestorRelations@irobot.com

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$145,832	$193,435	$374,959	$509,811
Cost of revenue:
Cost of product revenue	100,580	131,058	269,437	383,865
Restructuring and other	—	—	1,658	—
Total cost of revenue	100,580	131,058	271,095	383,865
Gross profit	45,252	62,377	103,864	125,946
Operating expenses:
Research and development	13,094	19,630	41,547	76,739
Selling and marketing	29,256	29,270	94,310	98,966
General and administrative	20,346	3,232	60,430	(33,552)
Restructuring and other	81	1,922	7,287	24,298
Amortization of acquired intangible assets	146	1,066	427	1,405
Total operating expenses	62,923	55,120	204,001	167,856
Operating (loss) income	(17,671)	7,257	(100,137)	(41,910)
Other expense, net	(711)	(12,548)	(28,391)	(24,583)
Loss before income taxes	(18,382)	(5,291)	(128,528)	(66,493)
Income tax expense	3,144	1,080	3,079	1,917
Net loss	$(21,526)	$(6,371)	$(131,607)	$(68,410)

Net loss per share:
Basic	$(0.62)	$(0.21)	$(3.97)	$(2.34)
Diluted	$(0.62)	$(0.21)	$(3.97)	$(2.34)

Number of shares used in per share calculations:
Basic	34,866	30,348	33,128	29,276
Diluted	34,866	30,348	33,128	29,276

Stock-based compensation included in above figures:
Cost of revenue	$277	$387	$820	$1,486
Research and development	554	1,296	2,221	4,994
Selling and marketing	717	903	2,490	3,403
General and administrative	2,306	2,894	7,399	8,054
Total	$3,854	$5,480	$12,930	$17,937

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 27, 2025	December 28, 2024
Assets
Cash and cash equivalents	$24,828	$134,303
Restricted cash	5,000	1,259
Accounts receivable, net	56,813	49,865
Inventory	140,910	76,029
Other current assets	20,919	27,046
Total current assets	248,470	288,502
Property and equipment, net	9,850	15,835
Operating lease right-of-use assets	12,259	14,322
Deferred tax assets	10,162	9,817
Goodwill	182,450	167,288
Intangible assets, net	3,086	3,212
Other assets	15,296	17,161
Total assets	$481,573	$516,137

Liabilities and stockholders' (deficit) equity
Accounts payable	$197,047	$106,367
Accrued expenses	70,606	100,597
Deferred revenue and customer advances	7,931	11,280
Term loan	205,292	—
Total current liabilities	480,876	218,244
Term loan	—	200,604
Operating lease liabilities	17,762	21,598
Other long-term liabilities	9,820	14,452
Total long-term liabilities	27,582	236,654
Total liabilities	508,458	454,898
Stockholders' (deficit) equity	(26,885)	61,239
Total liabilities and stockholders' (deficit) equity	$481,573	$516,137

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net loss	$(131,607)	$(68,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,919	16,912
Loss on equity investment	1,566	375
Stock-based compensation	12,930	17,937
Provision for inventory excess and obsolescence	1,340	11,800
Change in fair value of term loan	(1,079)	13,515
Debt issuance costs associated with warrants issued	16,828	—
Debt issuance costs expensed under fair value option	—	529
Deferred income taxes, net	4,659	(651)
Other	4,600	(6,318)
Changes in operating assets and liabilities — (use) source
Accounts receivable	(4,814)	(22,073)
Inventory	(66,663)	(10,539)
Other assets	5,815	15,598
Accounts payable	89,967	16,674
Accrued expenses and other liabilities	(43,664)	(15,825)
Net cash used in operating activities	(104,203)	(30,476)

Cash flows from investing activities:
Additions of property and equipment	—	(118)
Purchase of investments	(14)	(56)
Sales and maturities of investments	594	—
Net cash provided by (used in) investing activities	580	(174)

Cash flows from financing activities:
Income tax withholding payment associated with restricted stock vesting	(371)	(491)
Proceeds from issuance of common stock, net of issuance costs	—	19,359
Repayment of term loan	(4,000)	(34,947)
Payment of debt issuance costs	—	(529)
Net cash used in financing activities	(4,371)	(16,608)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,856	1,251
Net decrease in cash, cash equivalents and restricted cash	(106,138)	(46,007)
Cash, cash equivalents and restricted cash, at beginning of period	137,951	187,887
Cash, cash equivalents and restricted cash, at end of period	$31,813	$141,880

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$24,828	$99,447
Restricted cash	5,000	41,082
Restricted cash, non-current (included in other assets)	1,985	1,351
Cash, cash equivalents and restricted cash, at end of period	$31,813	$141,880

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue by Geographical Region *
United States	$70,772	$105,137	$168,653	$258,398
EMEA	39,733	45,902	105,933	130,884
Japan	25,138	27,718	76,511	83,254
Other	10,189	14,678	23,862	37,275
Total	$145,832	$193,435	$374,959	$509,811

Robot Units Shipped *
2-in-1	498	445	1,263	908
Solo and other	57	287	218	854
Total	555	732	1,481	1,762

Revenue by Product Category **
2-in-1	$124	$110	$289	$242
Solo and other	22	83	86	268
Total	$146	$193	$375	$510

Average gross selling prices for robot units	$330	$313	$311	$329

Headcount	492	661

* in thousands
** in millions

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of Acquired Intangible Assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of professional fees associated with mergers, acquisitions and the review of strategic alternatives, including, but not limited to, exploring a potential sale or strategic transaction. During the first quarter of fiscal 2024, the adjustment included the one-time net termination fee received as a result of the termination of the iRobot-Amazon Merger. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, costs associated with early termination of contracts, charges related to paused work unrelated to our core business, costs associated with the Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments.

We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Debt Issuance Costs: Debt issuance costs include various incremental fees paid to third parties and warrants issued in connection with the issuance or amendment of debt.
Income Tax Adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowance based on the non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, which are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Revenue	$145,832	$193,435	$374,959	$509,811

GAAP Gross Profit	$45,252	$62,377	$103,864	$125,946
Stock-based compensation	277	387	820	1,486
Restructuring and other	—	—	1,658	—
Non-GAAP Gross Profit	$45,529	$62,764	$106,342	$127,432
GAAP Gross Margin	31.0%	32.2%	27.7%	24.7%
Non-GAAP Gross Margin	31.2%	32.4%	28.4%	25.0%

GAAP Operating Expenses	$62,923	$55,120	$204,001	$167,856
Amortization of acquired intangible assets	(146)	(1,066)	(427)	(1,405)
Stock-based compensation	(3,577)	(5,093)	(12,110)	(16,451)
Net merger, acquisition and divestiture (expense) income	(3,704)	656	(9,422)	74,813
Restructuring and other	(81)	(1,922)	(7,287)	(24,298)
Non-GAAP Operating Expenses	$55,415	$47,695	$174,755	$200,515
GAAP Operating Expenses as a % of GAAP Revenue	43.1%	28.5%	54.4%	32.9%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	38.0%	24.7%	46.6%	39.3%

GAAP Operating (Loss) Income	$(17,671)	$7,257	$(100,137)	$(41,910)
Amortization of acquired intangible assets	146	1,066	427	1,405
Stock-based compensation	3,854	5,480	12,930	17,937
Net merger, acquisition and divestiture expense (income)	3,704	(656)	9,422	(74,813)
Restructuring and other	81	1,922	8,945	24,298
Non-GAAP Operating (Loss) Income	$(9,886)	$15,069	$(68,413)	$(73,083)
GAAP Operating Margin	(12.1)%	3.8%	(26.7)%	(8.2)%
Non-GAAP Operating Margin	(6.8)%	7.8%	(18.2)%	(14.3)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Income Tax Expense	$3,144	$1,080	$3,079	$1,917
Tax effect of non-GAAP adjustments	43	650	269	1,667
Other tax adjustments	(2,854)	(203)	(2,063)	(811)
Non-GAAP Income Tax Expense	$333	$1,527	$1,285	$2,773

GAAP Net Loss	$(21,526)	$(6,371)	$(131,607)	$(68,410)
Amortization of acquired intangible assets	146	1,066	427	1,405
Stock-based compensation	3,854	5,480	12,930	17,937
Net merger, acquisition and divestiture expense (income)	3,704	(656)	9,422	(74,813)
Restructuring and other	81	1,922	8,945	24,298
Loss on strategic investments	1,960	—	1,566	375
Debt issuance costs	944	52	19,580	529
Income tax effect	2,811	(447)	1,794	(856)
Non-GAAP Net (Loss) Income	$(8,026)	$1,046	$(76,943)	$(99,535)

GAAP Net Loss Per Diluted Share	$(0.62)	$(0.21)	$(3.97)	$(2.34)
Amortization of acquired intangible assets	—	0.03	0.01	0.05
Stock-based compensation	0.11	0.18	0.39	0.61
Net merger, acquisition and divestiture expense (income)	0.11	(0.02)	0.29	(2.55)
Restructuring and other	—	0.06	0.27	0.83
Loss on strategic investments	0.06	—	0.05	0.01
Debt issuance costs	0.03	—	0.59	0.02
Income tax effect	0.08	(0.01)	0.05	(0.03)
Non-GAAP Net (Loss) Income Per Diluted Share	$(0.23)	$0.03	$(2.32)	$(3.40)

Number of shares used in diluted per share calculation	34,866	30,551	33,128	29,276

Supplemental Information
Days sales outstanding	36	48
GAAP Days in inventory	128	104
Non-GAAP Days in inventory(1)	128	104

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.